UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 14, 2015

STANDARD MOTOR PRODUCTS, INC.
(Exact Name of Registrant as Specified in its Charter)

New York	1-4743	11-1362020
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employee Identification Number)

37-18 Northern Boulevard, Long Island City, New York 11101
(Address of Principal Executive Offices, including Zip Code)

Registrant’s Telephone Number, including Area Code:  718-392-0200

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Item 5.07.	Submission of Matters to a Vote of Security Holders

On May 14, 2015, Standard Motor Products, Inc. (the “Company”) held its Annual Meeting of Stockholders. The Company is providing the following information regarding the results of the matters voted on by stockholders at the Annual Meeting:

(a)	Election of ten Directors to serve for the ensuing year and until their successors are elected:

Director Nominee	Votes For	Votes Withheld	Broker Non-Votes
Pamela Forbes Lieberman	18,344,493	1,504,759	2,519,343
Joseph W. McDonnell	19,753,130	96,122	2,519,343
Alisa C. Norris	19,752,913	96,339	2,519,343
Arthur S. Sills	19,187,494	661,758	2,519,343
Lawrence I. Sills	19,613,137	236,115	2,519,343
Peter J. Sills	19,322,532	526,720	2,519,343
Frederick D. Sturdivant	19,644,674	204,578	2,519,343
William H. Turner	19,184,825	664,427	2,519,343
Richard S. Ward	19,710,089	139,163	2,519,343
Roger M. Widmann	19,702,365	146,887	2,519,343

(b)	Ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2015:

Votes For	Votes Against	Abstain
22,344,033	17,033	7,529

(c)	Approval of non-binding, advisory resolution on the compensation of the Company’s named executive officers:

Votes For	Votes Against	Abstain	Broker Non-Votes
19,445,650	350,376	53,226	2,519,343

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STANDARD MOTOR PRODUCTS, INC.

	By:	/s/ James J. Burke
James J. Burke
Vice President Finance, Chief Financial Officer

Date: May 19, 2015